EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
August 3, 2009

Huron Consulting Group Provides Restatement-Related Q&A

CHICAGO – August 3, 2009 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today posted the following Q&A on the Company’s website as a follow up to its press release issued on July 31, 2009, in which the Company announced a restatement of its financial statements and management changes.

This Q&A is intended to provide additional background information to the Company’s investors, customers, and employees.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Huron Consulting Group Inc. Q&A Related to Financial Statement Restatement

Huron Consulting Group Inc. (NASDAQ: HURN) announced on July 31, 2009 that the Company will restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009 to correct the Company’s accounting for certain acquisition-related payments received by the sellers in connection with the sale of certain acquired businesses that were subsequently redistributed among themselves and to other select Huron employees.

The restatement relates to four businesses that the Company acquired between 2005 and 2007 (the “Acquired Businesses”). Pursuant to the purchase agreements for each of these acquisitions, payments were made by the Company to the selling shareholders upon closing of the transaction and also, in some cases, upon the Acquired Businesses achieving specific financial performance targets over a number of years (“earn-outs”). These payments are collectively referred to as “acquisition-related payments.”

It recently came to the attention of the Audit Committee of the Board of Directors that, in connection with one of these acquisitions, the selling shareholders had an agreement among themselves to reallocate a portion of the earn-out payments to an employee of the Company who was not a selling shareholder. Following this discovery, the Audit Committee commenced an inquiry into the relevant facts and circumstances of all of the Company’s prior acquisitions to determine if similar situations existed. The Audit Committee engaged legal and financial advisors to assist it with the inquiry and notified the Company’s independent auditors who had not previously been aware of the Shareholder and Employee Payments described below.

This inquiry resulted in the discovery that the selling shareholders of the Acquired Businesses:

1)
Redistributed portions of their acquisition-related payments among themselves in amounts that were not consistent with their ownership percentages (“Shareholder Payments”) at the date of acquisition by Huron. Such payments were dependent, in part, on continuing employment with Huron or on the achievement of personal performance measures; or

2)
Redistributed portions of their acquisition-related payments to certain Company employees (“Employee Payments”) who were not selling shareholders of the Acquired Businesses. Such payments were dependent on continuing employment with Huron or on the achievement of personal performance measures.

Under generally accepted accounting principles (“GAAP”), including guidance promulgated by the U.S. Securities and Exchange Commission (“SEC”), actions of economic interest holders in a company may be imputed to the company itself. As the selling shareholders meet the criteria of economic interest holders in Huron, the Shareholder Payments and the Employee Payments are imputed to the Company even when the amounts that are reallocated do not differ significantly from ownership percentages at the date of the acquisition by Huron. As a result, both the Shareholder Payments and the Employee Payments are required to be reflected as non-cash compensation expense of the Company with a corresponding increase to additional paid-in capital. There is no tax impact to these adjustments.

While the correction of these errors significantly reduced the Company’s net income, earnings per share and EBITDA for each of the affected periods, it had no effect on the Company’s total assets, total liabilities, total stockholders’ equity, cash flows from operations, or adjusted EBITDA.

1)	How were the acquisition-related payments originally accounted for?

The acquisition-related payments made by the Company to the selling shareholders represent purchase consideration. As such, these payments were correctly recorded as goodwill, in accordance with GAAP. Payments made upon the closing of the acquisition are recorded as goodwill on the date of closing. Earn-out payments are recorded as goodwill when the financial performance targets are met by the Acquired Businesses.

2)	Why is a restatement required?

The Shareholder Payments and the Employee Payments are in substance a second and separate transaction from the Company’s acquisition of the Acquired Businesses, which resulted in a separate non-cash accounting entry that was not recorded by the Company.

Under GAAP, the selling shareholders are economic interest holders of Huron due to their ability to earn additional consideration from Huron. As such, when the selling shareholders pay a portion of their closing proceeds or earn-outs to Huron employees who were not selling shareholders or redistribute those proceeds among themselves based on employment or performance-based criteria, under GAAP, these payments are viewed as resulting from service that is assumed to have benefited the Company. Therefore, these payments are deemed to be non-cash compensation expense for the Company, and the selling shareholders are deemed to have made a capital contribution to the Company.

3)	Why would amounts ultimately received and retained by selling shareholders (Shareholder Payments) be included?

The amount that is deemed to be non-cash compensation expense is the entire amount of the earn-out that was subject to redistribution based on their employment or performance as Huron employees. For example, if 60% of the earn-out was distributed based on ownership percentage and 40% of the earn-out was distributed by the selling shareholders based on employment or performance, then the entire 40% is deemed to be non-cash compensation expense, even if the amounts ultimately received by the selling shareholders do not differ significantly from their original ownership percentages.

4)	Who were the certain Company employees that received the “Employee Payments”?

The Company employees who received the Employee Payments were client-serving and administrative employees of the respective acquired businesses at the date of the acquisition by Huron and similar employees hired by the respective acquired business after the date of such acquisitions. The Employee Payments were not "kickbacks" to Huron management.

5)	Why are the required accounting entries non-cash?

The entries are non-cash because the payments were made directly by the selling shareholders from the acquisition proceeds they received from the Company. The Company did not expend additional cash with respect to the compensation charge.

6)	What is the required non-cash journal entry?

An example of the restated entry is as follows:

Debit	Non-cash Compensation Expense	X
Credit	Additional Paid-in Capital		X

7)	Can you please provide additional information regarding George Massaro?

Mr. Massaro has served as a director of the Company since May 2004 and Vice Chairman since March 2005. Prior to May 2005, Massaro was the Chief Operating Officer of the Company. In May 2005 through March of 2006 he devoted his efforts to client matters and led our efforts in the Special Investigation of Fannie Mae. In March 2006 he reduced his role to approximately one third time and continued to devote his efforts to client matters.

8)	Can you please provide additional information regarding James Roth?

Mr. Roth has been a key member of our senior management for many years, both as a founder of Huron and as Vice President of our Health and Education Consulting practice.  He has played a critical role in setting the Company’s strategic direction and executing against them. For more than 25 years, Roth has specialized in assisting educational institutions and academic medical centers with strategic, operational, and financial challenges. During his career, he has worked with more than 60 of the largest research institutions and academic medical centers and over 25 independent research institutions and hospitals.  Roth holds a Master of Business degree in Administration and Finance from Southern Methodist University and a Bachelor of Arts degree in Economics from Vanderbilt University.

9)	Can you please provide additional information regarding James Rojas?

Mr. Rojas was a founder of the Company and had a significant role in establishing the Company’s infrastructure in 2002 such as office space, information technology, and billing systems. Rojas left the Company in 2006 to join a client, U.S. Foodservice, a subsidiary of Royal Ahold.  Rojas played a significant role in supporting U.S. Foodservice through its financial turnaround in 2004 and 2005 resulting from an $800 million restatement. Prior to returning to the Company in June 2009, Rojas was the Chief Financial Officer for The Stop & Shop and Giant Supermarket Company, a subsidiary of Royal Ahold. Rojas was responsible for all aspects of the company’s financial and information technology functions.  He was an active participant in the company’s reinvention and turnaround plan known as the Value Improvement Plan.   Prior to this role, Rojas served as EVP and Chief Administration Officer of U.S.

Foodservice.  Rojas began his career at Arthur Andersen in the Regulated Industries Audit Practice.  During his 12 years at Andersen he assisted clients in the manufacturing, consumer products, wholesale distribution, transportation, and professional services industries.  Rojas received an accounting degree from the University of Notre Dame.

Statements in this Question and Answer that are not historical in nature, including those concerning Huron Consulting Group's current expectations about the Company's future results, are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to the finalization of (i) the restatement, (ii) the Company’s inquiry into acquisition-related matters, (iii) the SEC and related Company inquiries into the allocation of chargeable hours, (iv) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, (v) the Company’s preliminary revenues for the second quarter of 2009 and revenue guidance for fiscal year 2009 and (vi) management’s assessment of the Company’s internal control over financial reporting and any required remediation.  In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 for a complete description of the material risks we face.

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Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
James K. Rojas, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com